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                                                                   EXHIBIT 10(R)

                   TRADE NAME AND TRADEMARK LICENSE AGREEMENT

     TRADE NAME AND TRADEMARK LICENSE AGREEMENT ("License Agreement") effective as of November 1, 1995 between ITT CORPORATION, a Delaware corporation ("ITT Corporation"), and ITT MANUFACTURING ENTERPRISES, INC., a Delaware corporation ("ITT Enterprises") (collectively the "Parties").

                                    RECITALS

     WHEREAS, in order to carry out the Distribution (as hereinafter defined) approved by the Board of Directors and by the shareholders of ITT Corporation whereby the holders of the shares of common stock of ITT Corporation will receive all of the outstanding shares of common stock of ITT Destinations (as hereinafter defined) and all the outstanding shares of common stock of ITT Hartford (as hereinafter defined), it is necessary for these companies to enter into agreements for the continued right and license to use the "ITT" company name, trade name, trademark and service mark;

     WHEREAS, ITT Corporation is the owner of the company and trade name "ITT" and of the trademark and the service mark "ITT", and of all rights worldwide in such name and marks and the goodwill associated therewith;

     WHEREAS, ITT Corporation will assign effective November 2, 1995 this License Agreement to ITT Destinations along with the right, title, and interest in the "ITT" name and marks, and the registrations, registration applications and goodwill associated therewith;

     WHEREAS, ITT Destinations will assign effective immediately prior to the Effective Time (as hereinafter defined) this License Agreement to ITT Sheraton (as hereinafter defined) along with the right, title, and interest in the "ITT" name and marks, and the registrations, registration applications and goodwill associated therewith;

     WHEREAS, ITT Enterprises is a wholly owned Subsidiary of ITT Corporation and will be a wholly owned Subsidiary of ITT Industries (as hereinafter defined) following the Distribution;

     WHEREAS, ITT Industries, its predecessors and its Subsidiaries (as each hereinafter defined) have expended and will in the future expend time and money in advertising and promoting the "ITT" name and marks in connection with conducting the ITT Industries Business (as hereinafter defined) for the mutual benefit of the Parties;

     WHEREAS, ITT Enterprises and its Subsidiaries currently have the right to use and desire to continue to have the right to use "ITT" as part of their company names and trade names and as a trademark and service mark in connection with conducting the ITT Industries Business; and

     WHEREAS, ITT Corporation is willing to formally grant a license to ITT Enterprises, with the right to grant certain sublicenses to ITT Industries and its Subsidiaries, to continue to use the ITT name and marks in connection with conducting the ITT Industries Business and otherwise as set forth herein.
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     NOW, THEREFORE, in consideration of the mutual agreements, undertakings and covenants herein, the Parties hereby agree as follows:

                            ARTICLE I.  DEFINITIONS

     Section 1.01 General. As used in this License Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          (a) "Distribution Agreement" shall mean the Distribution Agreement to be entered into by ITT Corporation, ITT Destinations, and ITT Hartford relating to the distribution of the shares of ITT Destinations and ITT Hartford to the holders of ITT Corporation Common Stock.

          (b) "Distribution" shall mean the distribution on the Distribution Date to holders of record of shares of ITT Corporation Common Stock as of the Distribution Record Date of (i) the ITT Destinations Common Shares owned by ITT Corporation on the basis of one ITT Destinations Common Share for each outstanding share of ITT Corporation Common Stock and (ii) the ITT Hartford Common Shares owned by ITT Corporation on the basis of one ITT Hartford Common Share for each outstanding share of ITT Corporation Common Stock.

          (c) "Distribution Date" shall mean such date as may hereafter be determined by ITT Corporation's Board of Directors as the date on which the Distribution shall be effected.

          (d) "Distribution Record Date" shall mean such date as may hereafter be determined by ITT Corporation's Board of Directors as the record date for the Distribution.

          (e) "Effective Time" shall mean 11:59 p.m., New York time, on the Distribution Date.

          (f) "ITT Corporation" shall mean ITT Corporation, a Delaware corporation and its predecessor Maryland corporation up to the Effective Time (to be merged thereafter into ITT Indiana, Inc., an Indiana corporation which will be renamed ITT Industries, Inc.).

          (g) "ITT Destinations" shall mean ITT Destinations, Inc., a Nevada corporation, to be renamed "ITT Corporation" immediately prior to the Effective Time.

          (h) "ITT Destinations Business" shall mean the principal businesses and operations conducted by ITT Destinations and its Subsidiaries on the Distribution Date, such businesses being the hospitality, entertainment, information and educational services as specifically described in Exhibit A1 annexed hereto and, in addition, shall also mean the Closely Related Businesses described in Exhibit A1, provided that ITT Destinations Business does not include the ITT Industries Business or the ITT Hartford Business.

          (i) "ITT Hartford" shall mean ITT Hartford Group, Inc., a Delaware corporation.

          (j) "ITT Hartford Business" shall mean the principal businesses and operations conducted by ITT Hartford and its Subsidiaries on the Distribution Date, such businesses being the insurance services in the fields of property, casualty, life and reinsurance as specifically described in Exhibit A1 annexed hereto and, in addition, shall also mean the Closely Related Businesses described in Exhibit A2, provided that ITT Hartford Business does not include the ITT Industries Business or the ITT Destinations Business.

          (k) "ITT Industries" shall mean ITT Industries, Inc., an Indiana corporation and the legal successor after the Distribution to ITT Corporation as defined in Section 1.01(f).

          (l) "ITT Industries Business" shall mean the principal businesses and operations conducted by ITT Industries and its Subsidiaries on the Distribution Date, such businesses being the design, manufacture, sale, and servicing of the automotive products, defense products, electronic component products, fluid handling products and management services for military and space satellite launch facilities as specifically described in Exhibit A3 annexed hereto and, in addition, shall also

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     mean the Closely Related Businesses described in Exhibit A3, provided that
     ITT Industries Business does not include the ITT Destinations Business or the ITT Hartford Business.

          (m) "ITT Industries Expanded Business" shall mean any businesses not included in the ITT Industries Business, the ITT Hartford Business or the ITT Destinations Business, except as specifically precluded by Sections
     2.12 and 2.13.

          (n) "ITT Industries Design Mark" shall mean the worldwide rights to the trademark and service mark consisting of the letters "ITT" in a stylized form that may be selected by ITT Enterprises and used by ITT Enterprises and ITT Enterprises Sublicensees pursuant to Section 2.05 of this License Agreement.

          (o) "ITT Sheraton" shall mean ITT Sheraton Corporation, a Delaware corporation.

          (p) "ITT Logo" shall mean the worldwide rights to the stylized trademark and service mark shown in Exhibit B annexed hereto together with all registrations thereof and all applications thereof now or hereafter filed or obtained, and the goodwill associated therewith.

          (q) "ITT Marks" shall mean the worldwide right to (i) the ITT Logo;
     (ii) the ITT Industries Design Mark; and (iii) all other trademarks and service marks consisting of the letters "ITT", together with all registrations thereof and all applications thereof now or hereafter filed or obtained, and the goodwill associated therewith.

          (r) "ITT Name" shall mean the worldwide rights to that portion of any company and trade name consisting of the letters "ITT" and the goodwill associated therewith.

          (s) "Licensor" shall mean (i) effective as of November 1, 1995, ITT Corporation, (ii) effective as of November 2, 1995, ITT Destinations, and
     (iii) effective as of immediately prior to the Effective Time and thereafter, ITT Sheraton.

          (t) "Permitted Manner of Use" shall mean (i) use of ITT Marks, except the ITT Industries Design Mark, in accordance with any and all legal requirements and also with Licensor's policy and style standards as currently existing and as may be reasonably amended from time to time by Licensor; (ii) use of the ITT Industries Design Mark in accordance with any and all legal requirements, with the guidelines set forth in the ITT Industries Graphic Standards Manual governing the proper use of such ITT Industries Design Mark, and with the provisions of Section 2.05 of this License Agreement; and (iii) use of the ITT Name in accordance with any and all legal requirements and with the guidelines set forth in Exhibit D1 annexed hereto.

          (u) "Phaseout Period" shall be a period of one and one-half (1 1/2) years from the termination of this License Agreement during which period all use of the ITT Name and ITT Marks by ITT Enterprises and/or the ITT Enterprises Sublicensees (as hereinafter defined), as the case may be, shall be phased out in accordance with the provisions of this License Agreement.

          (v) "Proxy Statement" shall mean the Proxy Statement sent to the holders of shares of ITT Common Stock in connection with the Distribution, including any amendment or supplement thereto.

          (w) "Subsidiary" shall mean any corporation, partnership, joint venture or other entity of which a Party or Licensor, directly or indirectly owns an interest sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency). Irrespective of this definition and for purposes of this License Agreement, Madison Square Garden, L.P. and ITT-Dow Jones Television, and their respective Subsidiaries will be deemed Subsidiaries of ITT Destinations and, immediately prior to the Effective Time and thereafter, ITT Destinations and its Subsidiaries will be deemed Subsidiaries of ITT Sheraton.

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          (x) "ITT Enterprises Sublicensee" shall mean:

             (i) ITT Industries and any Subsidiary of ITT Industries in existence as of, or acquired or formed after, the Distribution Date; or

             (ii) any direct or indirect affiliate of ITT Industries in which ITT Industries owns at least 40% of such affiliate if the remaining ownership is held by a single third party or at least 25% of such affiliate if the remaining ownership is held by more than one third party and in which ITT Industries, through its control, can exercise a veto over major decisions of such affiliate, provided that the business of any such Subsidiary or affiliate is solely within the field of the ITT Industries Business and/or the ITT Industries Expanded Business and that ITT Enterprises grants a formal sublicense to such Subsidiary or affiliate pursuant to Section 2.03 hereof.

          (y) "Major Subsidiaries" shall mean the subsidiaries of ITT Industries set forth in Exhibit E annexed hereto.

          (z) "Change in Control" shall mean any one of the following events:

             (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Act") disclosing that any person (within the meaning of Section 13(d) of the Act) other than ITT Industries or an ITT Industries Subsidiary or any employee benefit plan sponsored by ITT Industries or an ITT Industries Subsidiary is the beneficial owner directly or indirectly of twenty percent (20%) or more of the outstanding Common Stock of ITT Industries;

             (ii) any person (within the meaning of Section 13(d) of the Act) other than ITT Industries or an ITT Industries Subsidiary or any employee benefit plan sponsored by ITT Industries or an ITT Industries Subsidiary shall purchase shares pursuant to a tender offer or exchange offer to acquire any Common Stock of ITT Industries (or securities convertible into such Common Stock), for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act) directly or indirectly of fifteen percent (15%) or more of the outstanding Stock of ITT Industries (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Common Stock);

             (iii) the stockholders of ITT Industries shall approve (a) any consolidation or merger of ITT Industries in which ITT Industries is not the continuing or surviving corporation or pursuant to which shares of Common Stock of ITT Industries would be converted into cash, securities or other property, other than a merger of ITT Industries in which holders of Common Stock of ITT Industries immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of ITT Industries; or

             (iv) there shall have been a change in a majority of the members of the Board of Directors of ITT Industries within a 12-month period unless the election or nomination for election by ITT Industries stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period.

                             ARTICLE II.  LICENSES

     Section 2.01 Grant of Licenses to Use the ITT Marks. Licensor hereby grants to ITT Enterprises, during the term of this License Agreement, a personal, non-assignable (except as otherwise provided in this License Agreement), non-transferable, worldwide license to use, with the right to grant sublicenses solely to ITT Enterprises Sublicensees as provided for in Section
2.03 hereof to use, the ITT Marks, except

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for the ITT Industries Design Mark which license will be granted pursuant to the provisions of Section 2.05 herein, in accordance with the applicable Permitted Manner of Use (i) on an exclusive basis for the ITT Industries Business and (ii) on a non-exclusive basis for the ITT Industries Expanded Business.

     Section 2.02 Grant of Licenses to Use the ITT Name. Licensor hereby grants to ITT Enterprises, during the term of this License Agreement, a personal, non-assignable (except as otherwise provided in this License Agreement), non-transferable, worldwide license to use, with the right to grant sublicenses solely to ITT Enterprises Sublicensees as provided for in Section
2.03 hereof to use, the ITT Name in their company names and in their trade or popular names in accordance with the Permitted Manner of Use (i) on an exclusive basis for the ITT Industries Business, and (ii) on a non-exclusive basis for the ITT Industries Expanded Business. Licensor during the term of this Agreement will not use, nor grant a license to any third party to use those company names in the exact form listed in Exhibit C annexed hereto, subject to all other provisions of this License Agreement. The form of using the ITT Name in the company and trade names as set forth in Exhibit C annexed hereto is hereby approved for purposes of granting the aforementioned sublicenses. The form of using the ITT Name in the company and trade names of an ITT Enterprises Sublicensee which is acquired or formed after the Distribution Date shall be subject to Licensor's approval, which approval shall not be unreasonably withheld. If the proposed company and/or trade name use in conjunction with the ITT Name is solely descriptive of a business within the scope of the ITT Industries Business and (i) not objectionable from a legal standpoint, and (ii) not likely to create confusion with a field of business of the ITT Destinations Business or ITT Hartford Business, or a name used by a business of ITT Hartford or ITT Destinations, then Licensor shall not object to the proposed company and/or trade name. In the event that Licensor objects to any such form of using the ITT Name, it shall give written notice of its objections to and consult with ITT Enterprises in a good faith effort to resolve any such objections. Any such approved name shall thereafter be deemed to be included in Exhibit C annexed hereto. ITT Industries and its Subsidiaries shall not have the right to use "ITT Corporation" or any company or trade name substantially identical thereto.

     Section 2.03 Sublicenses. Each sublicense granted by ITT Enterprises to an ITT Enterprises Sublicensee shall: (i) be in writing; (ii) specifically require the ITT Enterprises Sublicensee to agree to comply with and observe the terms and conditions of this License Agreement; and (iii) require the ITT Enterprises Sublicensee to acknowledge its obligations to Licensor by executing an agreement in the form annexed hereto as Exhibit F, which shall then be forwarded to Licensor or its designee by ITT Enterprises.

     Section 2.04 Prohibited Uses of ITT Name and ITT Marks. Neither ITT Enterprises, nor any of the ITT Enterprises Sublicensees shall use the ITT Name or ITT Marks for any product or service, or with or for any entity, in the ITT Destinations Business or the ITT Hartford Business.

     Section 2.05 ITT Industries Design Mark. Within one and one-half (1 1/2) years of the Distribution Date, ITT Enterprises may select an ITT Industries Design Mark that will be owned by Licensor. The ITT Industries Design Mark shall be subject to approval by Licensor. As part of the selection and submittal of the ITT Industries Design Mark for approval, ITT Enterprises shall prepare and submit to Licensor, for review and comment, the proposed ITT Industries Graphic Standards Manual, which Manual shall be consistent with Licensor's policy and style standards, governing the proper use of the ITT Industries Design Mark by ITT Enterprises and the ITT Enterprises Sublicensees. All use of the ITT Industries Design Mark shall conform to the requirements of such Graphic Standards Manual. Upon approval, the ITT Industries Design Mark will be deemed licensed under Section 2.01 hereof. Licensor during the term of this License Agreement will not use, nor grant a license to any third party to use, the identical design of such ITT Industries Design Mark. Once an ITT Industries Design Mark is selected and approved by Licensor, the ITT Industries Design Mark shall not be altered, provided however ITT Enterprises may periodically modernize the ITT Industries Design Mark so long as such mark as modernized creates the same commercial impression and does not diminish the goodwill thereof. Any registrations of the ITT Industries Design Mark shall be in accordance with Section 3.07 herein.

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     Section 2.06  Expansion of Licenses.  All requests for an expansion of license rights granted under Sections 2.01, 2.02 and 2.05 shall be made by ITT Enterprises in writing to Licensor. Licensor may grant or deny such requests in its sole discretion. For purposes of this Section 2.06, expansion of license rights shall mean a right to use the ITT Name and/or the ITT Marks: (i) within the scope of the ITT Industries Business and/or ITT Industries Expanded Business by an ITT Enterprises Sublicensee after it ceases to be a Subsidiary of ITT Industries; or (ii) outside or within the scope of the ITT Industries Business or ITT Industries Expanded Business by ITT Enterprises or the ITT Enterprises Sublicensees if a Change of Control of ITT Industries occurs. For the purpose of this License Agreement, any expansion of rights granted pursuant to this Section
2.06 shall thereafter be deemed to be within the ITT Industries Expanded Business and subject to any reasonable limitations imposed by Licensor. Notwithstanding Section 2.06(i), ITT Enterprises may extend the rights previously granted to an ITT Enterprises Sublicensee under Sections 2.01, 2.02 or 2.05 for a period of at least one and one-half (1 1/2) years ("Extension Period") after such ITT Enterprises Sublicensee ceases to be a Subsidiary of ITT Industries, provided that such former ITT Industries Subsidiary will not be an ITT Enterprises Sublicensee for purposes of Article VIII of this License Agreement, but shall agree to remain an ITT Enterprises Sublicensee pursuant to
Section 2.03 hereof for all other purposes, including Section 3.01 hereof, and further provided that any Agreement Disputes (as defined in Section 8.01(a) hereof) may be resolved in any manner deemed appropriate in the sole discretion of Licensor. With respect to the ITT Industries Design Mark, such Extension Period may be extended by ITT Enterprises for an additional one (1) year period without approval by Licensor, and beyond the one (1) year period with approval by Licensor which approval shall not be unreasonably withheld. ITT Enterprises may also extend the sublicense to the former Subsidiary to use beyond the Extension Period tooling that molds one or more of the ITT Marks in the products during manufacture, provided such tooling is in regular use at the commencement of the Extension Period and is retired from use at the end of the customary replacement cycle for such tooling.

     Section 2.07 Conversion to Exclusive Rights. In the event Licensor, its Subsidiaries, ITT Enterprises, or the ITT Enterprises Sublicensees shall have a bona fide intention to materially expand their operations in a field of activity within the ITT Industries Expanded Business, then (i) ITT Enterprises may request that its rights to use the ITT Name and the ITT Marks in such field of activity be exclusive, or (ii) Licensor may request that ITT Enterprises release its rights to such field of activity. For the purposes of this Section 2.07, "materially expand" shall mean the plan to invest at least Forty Million ($40,000,000) U.S. Dollars for acquisition of a business with current operations within such field of activity or the bona fide plan to expand into such a business within such field of activity. All such requests shall (i) be in writing, (ii) be provided to the other Party to this License Agreement and to the General Counsel of ITT Hartford, (iii) describe the specific field of activity to be commenced, and (iv) state the amount of the proposed investment. Within twenty (20) days of providing such notice, the General Counsel of Licensor, ITT Industries and ITT Hartford shall meet to consider the request. The request shall be granted if and only if, and upon such terms and conditions (e.g., territory), as all three General Counsel shall approve. If granted, the new field of activity shall be deemed to be within ITT Destinations Business or ITT Industries Business, as appropriate, and further subject to Sections 2.11 and 3.09 of this License Agreement. As used herein, exclusive rights shall not prevent either Licensor, ITT Industries or ITT Hartford or their Subsidiaries or Sublicensees from using the ITT Name or the ITT Marks (except the ITT Industries Design Mark) anywhere for any products or services outside the field of activity for which the exclusive rights are granted under this Agreement, even if such products or services are related or are shipped, sold or offered in the same channels of trade or sold to the same customers.

     Section 2.08 Reduction of Licenses. In the event ITT Enterprises and/or ITT Enterprises Sublicensees shall abandon their use of the ITT Name or one or more of the ITT Marks for all or a portion of the ITT Industries Business, then the scope of the exclusive rights granted in Sections 2.01, 2.02 and 2.05 with respect to such abandoned ITT Name or ITT Marks shall be reduced by an amount equal to the scope of the ITT Industries Business so abandoned. For purpose of this Section 2.08, abandonment shall mean the failure of ITT Enterprises and its sublicensed Major Subsidiaries to use the ITT Name or one or more of the ITT Marks for a period of two (2) years, any such period to commence only after the Distribution Date, except that should ITT Enterprises or a new ITT Enterprises Sublicensee revive use in the activity

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previously abandoned, then the reduced exclusive rights shall be expanded commensurate with the scope of the revived use, subject to any intervening licenses or rights granted by or entered into or then being negotiated by Licensor.

     Section 2.09 Quality Standards. In view of the status of the Parties immediately prior to the Distribution Date as one company, each Party's intimate knowledge with standards and procedures for assuring consistent quality, Licensor's knowledge of the standards and procedures used in the ITT Industries Business, the integrity of ITT Industries Business and its history of trouble-free goods and services, Licensor adopts ITT Industries Business quality standards and ITT Enterprises and the ITT Enterprises Sublicensees agree to maintain such standards and procedures to assure the consistent quality of its goods and services. ITT Enterprises and the ITT Enterprises Sublicensees shall not materially lower such quality standards without the prior written approval of Licensor.

     Section 2.10 Inspections and Samples. Should Licensor have reason to believe based on information available to it that the quality standards referred to in Section 2.09 have not been maintained then, at the request of Licensor, ITT Enterprises and the ITT Enterprises Sublicensees shall permit a knowledgeable independent expert or consultant specifically retained by Licensor to have reasonable access to their premises and personnel during normal working hours and shall furnish or permit inspection of, at Licensor's request and without charge to Licensor or to such expert or consultant, product samples, cartons, containers, packaging, wrapping and service materials bearing or used in connection with the ITT Name and/or the ITT Marks for the purpose of ensuring that ITT Enterprises and the ITT Enterprises Sublicensees are complying with such quality standards. Any information obtained during such inspection and provided to Licensor shall be limited to that which is necessary to ensure compliance with such quality standards.

     Section 2.11 Advertising, Packaging and Labels. ITT Enterprises and the ITT Enterprises Sublicensees shall furnish, at Licensor's request and without charge, to Licensor or to its authorized designee(s) samples of each type of promotional and advertising material or the like to be used in connection with any products or services offered by ITT Enterprises and the ITT Enterprises Sublicensees and bearing or used in connection with the ITT Marks.

     Section 2.12 Third Party Rights. ITT Enterprises and the ITT Enterprises Sublicensees acknowledge that the rights granted by Licensor under Sections 2.01, 2.02, 2.05 and 2.06 are subject to all pre-existing third party rights, obligations and restrictions as of the Distribution Date.

     Section 2.13  Intervening Third Party Rights.  Notwithstanding Section 2.01
(ii), Licensor shall be free to grant exclusive rights hereafter to a third party to use the ITT Name and ITT Marks, except for the ITT Industries Design Mark, for use with a business within the ITT Industries Expanded Business, provided that ITT Industries has not given notice to Licensor prior thereto that it has commenced operations in the identical business. In the event that ITT Industries gives notice to Licensor that it or an ITT Industries Sublicensee is operating in a specific business within the ITT Industries Expanded Business, Licensor shall not thereafter grant any rights to a third party to use the ITT Name or ITT Marks in the identical specific business.

     Section 2.14 Rights to Enter Businesses. Nothing in this License Agreement shall preclude ITT Industries, ITT Destinations, ITT Hartford nor any of their respective subsidiaries or affiliates from operating in any business provided neither the ITT Name nor the ITT Marks are used in such business.

     Section 2.15 Abandonment by Licensor. In the event Licensor and its Subsidiaries abandon completely their use of the ITT Name and the ITT Marks for a two (2) year period, then ITT Enterprises has the right to obtain ownership of the ITT Name and the ITT Marks and all licenses with respect thereto at fair market value and on mutually agreed terms and conditions. As part of any such transfer of the ITT Name and ITT Marks to ITT Enterprises, ITT Enterprises shall agree not to use nor permit others to use for a period of five (5) years after such transfer the ITT Name and the ITT Marks in the ITT Destinations Business and in any other business that ITT Destinations has entered into prior to any such transfer. During such five (5) year period, Licensor and its Subsidiaries shall have the right to revive its use and

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license the use of the ITT Name and/or the ITT Marks on a paid-up, royalty-free, exclusive, worldwide basis (exclusive of the ITT Industries Design Mark) on an exclusive basis for the ITT Destinations Business, and a nonexclusive basis for any businesses not included in the ITT Industries Business or the ITT Hartford Business.

     "Use" of the ITT Name or the ITT Marks as used in this Section 2.15 or as used in Section 2.08 herein shall mean the bona fide use of the ITT Name or the ITT Marks made in the ordinary course of trade and not made merely to reserve a right in such Name or Marks.

                           ARTICLE III.  UNDERTAKINGS

     Section 3.01 Indemnification by ITT Enterprises. ITT Enterprises and the ITT Enterprises Sublicensees hereby agree to indemnify and defend Licensor and its Subsidiaries and their respective employees, officers, directors, and agents and shall hold each of them harmless from any and all claims, demands, suits, actions, damages, and judgments brought or obtained by a third party ("Claims"), of whatever type or kind (excluding only such claims or legal action as may arise under Sections 3.02 and 4.02 respectively) arising out of:

          (a) any use of the ITT Name or the ITT Marks by ITT Enterprises or the ITT Enterprises Sublicensees, including, without limitation, product liability or personal injury Claims; or

          (b) any breach by ITT Enterprises or the ITT Enterprises Sublicensees of any of the terms and conditions of this License Agreement;

provided Licensor shall cooperate with, and assist, ITT Enterprises with respect to any such Claim by (i) promptly notifying ITT Enterprises of any such Claim,
(ii) agreeing to be defended by counsel of ITT Enterprises' choice and to any reasonable settlement proposed by ITT Enterprises, (iii) promptly providing to ITT Enterprises any reasonably requested documents in its possession, custody, or control, and (iv) making its personnel familiar with the facts available to ITT Enterprises, except that ITT Enterprises shall reimburse Licensor for any out-of-pocket travel, lodging, and subsistence expenses necessarily and reasonably incurred by Licensor in effecting such cooperation.

     Section 3.02 Indemnification by Licensor. Licensor and its Subsidiaries hereby agree to indemnify and defend ITT Enterprises and the ITT Enterprises Sublicensees and their respective employees, officers, directors, and agents and shall hold each of them harmless from any and all claims, demands, suits, actions, damages, and judgments brought or obtained by a third party ("Claims"), of whatever type or kind (excluding only such claims or legal action as may arise under Section 3.01) arising out of:

          (a) any use of the ITT Name or the ITT Marks, excluding the ITT Industries Design Mark, by Licensor or its Subsidiaries (excluding ITT Industries, ITT Hartford and their Subsidiaries) including, without limitation, product liability or personal injury Claims; or

          (b) any breach by Licensor or its Subsidiaries of any of the terms and conditions of this License Agreement;

provided ITT Enterprises shall cooperate with, and assist, Licensor with respect to any such Claim by (i) promptly notifying Licensor of any such Claim, (ii) agreeing to be defended by counsel of Licensor's choice and to any reasonable settlement proposed by Licensor, (iii) promptly providing to Licensor any reasonably requested documents in its possession, custody, or control, and (iv) making its personnel familiar with the facts available to Licensor, except that Licensor shall reimburse ITT Enterprises for any out-of-pocket travel, lodging, and subsistence expenses necessarily and reasonably incurred by ITT Enterprises in effecting such cooperation and assistance.

     Section 3.03 Defense of Infringement Claims. Licensor further agrees to defend ITT Enterprises and/or any ITT Enterprises Sublicensee to the extent that any and all demands, suits, or actions ("Claims") solely arise out of an assertion or claim that the use of the ITT Name or ITT Marks, excluding the ITT Industries Design Mark, by ITT Enterprises or the ITT Enterprises Sublicensees pursuant to the terms of this License Agreement infringes the trade names or trademarks of a third party, provided, ITT Enterprises shall cooperate with, and assist, Licensor with respect to any such Claim by (i) promptly notifying Licensor of any such Claim, (ii) agreeing to be defended by counsel of Licensor's choice, except that if a third party should institute a legal action against ITT Enterprises and/or an ITT Enterprises Sublicensee involving their alleged infringement of a third party mark based on their use of an ITT Mark in the ITT Industries Business then choice of counsel and the control of the legal action shall be mutual between ITT Enterprises and Licensor, and to any reasonable settlement proposed by Licensor, (iii) promptly providing to Licensor any reasonably requested documents in its possession, custody, or control, and (iv) making its personnel familiar with the facts available to Licensor. The costs associated with any such defense shall be borne equally by Licensor and ITT Enterprises.

     Section 3.04 Phase-Out. Licensor agrees not to grant a license during the Phaseout Period to any third party after any termination of this License Agreement to use the ITT Name or the ITT Marks in the field of activity of the ITT Industries Business, except in the case of an abandonment as specified in the last sentence of Section 2.08 herein.

     Section 3.05 Absence of ITT Enterprises Interest in ITT Marks. ITT Enterprises and the ITT Enterprises Sublicensees agree that nothing herein shall give ITT Enterprises or the ITT Enterprises Sublicensees any right, title or interest in the ITT Name or the ITT Marks apart from the rights to use, and to sublicense the use, granted or to be granted hereunder and to retain any remuneration resulting therefrom, all such right, title and interest, including but not limited to rights of registration, maintenance and enforcement, being solely with Licensor. The ITT Name and the ITT Marks are the sole property of Licensor, and any and all uses by ITT Enterprises of the ITT Name or of the ITT Marks shall inure to the benefit of Licensor. In no event shall such use be deemed or construed to have created or vested any right, title or interest whatever in and to ITT Enterprises. To the extent that any jurisdiction shall find for any reason as a matter of law or otherwise that such use has vested in ITT Enterprises or its Subsidiaries any right, title or interest in or to the ITT Name or the ITT Marks, ITT Enterprises and its Subsidiaries, upon the request of Licensor, shall execute and deliver to Licensor, without charge, appropriate assignments to vest such rights, title and interest in Licensor. Except for use of the ITT Name or ITT Marks, Licensor agrees that any other symbol, word, color or design used by ITT Enterprises or the ITT Enterprises Sublicensees to identify themselves or their products are not subject to the terms and conditions of this Agreement unless specifically stated otherwise.

     Section 3.06 ITT Name and ITT Marks Not Contested. ITT Enterprises and the ITT Enterprises Sublicensees agree not to raise or cause to be raised any questions concerning or objections to the validity of the ITT Name or the ITT Marks in any jurisdiction, or to any registrations thereof or applications therefor, or to the sole proprietary rights of Licensor thereto, on any grounds whatsoever.

     Section 3.07 Filing, Registration or Use of Names, Trademarks and Service Marks. ITT Enterprises and the ITT Enterprises Sublicensees agree not to:

          (a) file, apply to register or register the ITT Name or the ITT Marks, alone or in combination with any other word or device or symbol or any name, mark, term, script or device colorably similar thereto, except if, as, when, and to the extent as may be expressly consented to in writing in advance by Licensor in specific instances;

          (b) use the ITT Name or the ITT Marks in conjunction or in combination with any other name, mark, term, script or device whatever, except as specifically set forth in Article 11, or if, as and to the extent approved in writing in advance by Licensor; and

          (c) use the ITT Name or the ITT Marks in any jurisdiction, or any name, mark, term, script or device colorably similar thereto, except as specifically permitted under this License Agreement.

     At the request of ITT Enterprises, Licensor shall file registration applications and maintain any such applications and registrations issued thereon for the ITT Name and ITT Marks for activities within the ITT Industries Business or the ITT Industries Expanded Business. Any expenses incurred by Licensor in connection with registering or maintaining registrations of the ITT Name or the ITT Marks for the ITT

Industries Business or for or on behalf of ITT Enterprises and/or the ITT Enterprises Sublicensees for the ITT Industries Expanded Business, and expenses incurred in connection with proving or establishing use for the purpose of trade name or trademark registration or maintenance of the ITT Name or ITT Marks for the ITT Industries Business or ITT Industries Expanded Business, shall be reimbursed by ITT Enterprises.

     Section 3.08 Injunctive Relief Upon Termination. ITT Enterprises and the ITT Enterprises Sublicensees agree that should ITT Enterprises and/or the ITT Enterprises Sublicensees, upon any termination in whole or in part of this License Agreement, fail to cease use of the ITT Name and the ITT Marks, as appropriate, in accordance with the provisions of Article VI hereof, such failure will result in immediate and irreparable injury to Licensor and, in addition to any provable damages and the right to the costs and expenses of any litigation, Licensor shall be entitled to equitable relief by way of temporary and permanent restraining orders and injunctions and such other further relief as any court with jurisdiction may deem just and proper without the necessity of posting a bond.

     Section 3.09 Other Licensor Licenses. Subject to Section 2.13 and the exact form of company names set forth in Exhibit C hereto, nothing in this License Agreement shall be construed to limit the right of Licensor to use, or to grant a license to any entity or person to use the ITT Name or the ITT Marks anywhere for any products or services, or in connection with any activities outside the ITT Industries Business even if such entity or person competes with ITT Enterprises or the ITT Enterprises Sublicensees, or its products or services are shipped, sold or offered in the same channels of trade as those of ITT Enterprises or the ITT Enterprises Sublicensees.

     Section 3.10 Execution of Documents. At Licensor's request, ITT Enterprises and the ITT Enterprises Sublicensees agree to assist Licensor in the procurement or maintenance of any filings or registrations for the ITT Name or ITT Marks in any jurisdiction by providing any information available from ITT Enterprises and the ITT Enterprises Sublicensees and executing any documents necessary therefor. The rights granted or to be granted hereunder to ITT Enterprises or the ITT Enterprises Sublicensees shall be recorded in any jurisdiction where such recordation is required by statute or in the sole discretion of Licensor is advisable, and ITT Enterprises and the ITT Enterprises Sublicensees shall extend to Licensor their full cooperation in filing and completing any such recordation.

                   ARTICLE IV.  INFRINGEMENT BY THIRD PARTIES

     Section 4.01 Infringement by Third Parties. Upon discovery by ITT Enterprises or by an ITT Enterprises Sublicensee, ITT Enterprises shall notify Licensor of any adverse uses confusingly similar or otherwise damaging to the ITT Name and/or ITT Marks, but shall take no other action of any kind with respect thereto except by the express prior written authorization of Licensor. The determination of whether or not legal action shall be taken in any case shall lie exclusively with and at the sole discretion of Licensor except that if such adverse use is in the same field of activity as the ITT Industries Business, ITT Enterprises may, by such notice, require that Licensor institute and reasonably pursue legal action.

     Section 4.02 Costs of Legal Action. In the event that Licensor is required to institute legal action pursuant to the notice under Section 4.01, the costs of any such legal action shall be borne by ITT Enterprises. In the event that Licensor is not so required, but decides to institute legal action and such confusingly similar or otherwise damaging use is primarily or exclusively within the field of activity of the ITT Industries Business, the costs of any such legal action shall be shared equally by ITT Enterprises and by Licensor. In all such circumstances, Licensor may bring suit in its own name and in the name of ITT Enterprises or the ITT Enterprises Sublicensees, with choice of counsel and control of the legal action by Licensor in close coordination and consultation with ITT Enterprises. All other legal actions for third party infringements instituted by Licensor shall be at the expense and under the control of Licensor. ITT Enterprises and the ITT Enterprises Sublicensees shall cooperate with and assist Licensor in any such suit by promptly providing any reasonably requested documents in their possession, custody, or control, and by making their personnel familiar with the facts available to Licensor and otherwise, without charge.

     Section 4.03 Resolution of Legal Action. In the event that threatened or actual legal action by Licensor results in a settlement or resolution that provides damages or other monies to Licensor and/or ITT Enterprises and the ITT Enterprises Sublicensees, such monies shall first be used to reimburse the Parties for their respective costs of such legal action. Any remaining damages or other monies after reimbursement of the aforesaid costs shall be retained by Licensor, except that any remaining damages assessed as lost profits of ITT Enterprises or any ITT Enterprises Sublicensee shall be paid to ITT Enterprises and any remaining damages assessed as royalties shall be shared equally by ITT Enterprises and Licensor.

     Section 4.04  Legal Action Involving the ITT Industries Design
Mark. Notwithstanding the foregoing Sections 3.03, 4.01, 4.02 and 4.03, if ITT Enterprises or an ITT Enterprises Sublicensee shall discover any adverse use confusingly similar or otherwise damaging to the ITT Industries Design Mark, or if a third party should institute legal action against ITT Enterprises and/or an ITT Enterprises Sublicensee based solely on their use of the ITT Industries Design Mark, then ITT Enterprises shall notify Licensor in either event. ITT Enterprises may decide in the case of any such adverse use whether to institute legal action and in all such circumstances shall have the choice of counsel and control of any legal action in close consultation with Licensor and the cost of any such action shall be borne by ITT Enterprises. Any elements of a settlement of any such legal action involving ownership rights of or restrictions on the right to use the ITT Industries Design Mark shall require approval of Licensor. Any damages or other monies that result from resolution of any such legal action shall be at the expense of or be retained by ITT Enterprises. Notwithstanding the foregoing Section 4.04, if ITT Enterprises does not institute legal action against such adverse use within sixty (60) days of such notification to Licensor, or prior to that time shall notify Licensor in writing that ITT Enterprises does not intend to institute such legal action, then the provisions of Sections 3.03, 4.01, 4.02 and 4.03 shall apply.

                            ARTICLE V.  TERMINATION

     Section 5.01 Change of Control. In the event that there is a Change of Control of ITT Industries without the prior written consent of Licensor pursuant to Section 2.06 hereof, then this License Agreement may be terminated by Licensor. In the event ITT Enterprises gives notice to Licensor of a Change of Control and Licensor does not object to such Change of Control within forty-five
(45) days of receipt of such notice, then it shall be deemed that Licensor shall have granted an expansion of the license pursuant to Section 2.06(ii) hereof. However, in the event there is a Change of Control of ITT Industries as defined in Section 1.01(z)(iii) which has been approved in advance by the Board of Directors of ITT Industries and Licensor has refused to grant an expansion of licenses pursuant to Section 2.06 hereof then, in such event, (i) the license grants under Sections 2.01, 2.02, 2.03 and 2.05 hereof shall thereafter only apply to ITT Enterprises and those ITT Enterprises Sublicensees that were in existence as of the Distribution Date and any ITT Enterprises Sublicensee formed thereafter in which ITT Industries has made an investment of at least forty (40) million U.S. dollars in cash expenditures prior to the date of such Change of Control ("Intervening ITT Industries Sublicensee"); (ii) the scope of the license grants under Sections 2.01, 2.02, 2.03 and 2.05 hereof shall be limited to the ITT Industries Business and the business conducted by and sublicensed to such Intervening ITT Industries Sublicensee; (iii) Licensor in its sole discretion may decline to grant further approvals pursuant to Section 2.02 herein for any form of using the ITT Name in company and trade names for ITT Enterprises Sublicensees and all approved forms of using the ITT Name shall not thereafter be modified; and (iv) if an ITT Industries Design Mark has been selected and is in use pursuant to Sections 2.01 and 2.05 herein, then all existing rights for ITT Enterprises and ITT Enterprises Sublicensees to use the ITT Logo will be terminated and ITT Enterprises shall take all necessary steps to cease all use of the ITT Logo by it and by the ITT Enterprises Sublicensees.

                  ARTICLE VI.  TERM AND EFFECT OF TERMINATION

     Section 6.01 License Term. This License Agreement shall continue unless sooner terminated pursuant to other provisions hereof, until ITT Enterprises gives written notice of an intent to terminate this License Agreement effective six (6) months thereafter.

     Section 6.02 Effect of Termination. Upon the termination of this License Agreement, except in the case of termination for abandonment pursuant to Section 2.08, ITT Enterprises and the ITT Enterprises Sublicensees during the Phaseout Period shall phase out all use of the ITT Name and the ITT Marks. By the end of the Phaseout Period ITT Enterprises and the ITT Enterprises Sublicensees shall fully discontinue all use of the ITT Marks and the ITT Name.

     Following termination of this License Agreement, ITT Enterprises and the ITT Enterprises Sublicensees shall:

          (i) continue, without any time limitation, to indemnify and hold harmless Licensor (including subsidiaries, affiliates, employees, officers, directors, agents or anyone connected with it in any way) pursuant to
     Section 3.01 hereof; and

          (ii) within thirty (30) days thereafter, account to Licensor and make any such compensation payments as may be due or called for under Section
     4.02 herein up to and including the effective date of termination of this License Agreement.

     Licensor and its Subsidiaries shall continue, for a period of two (2) years, to indemnify and hold harmless ITT Enterprises and ITT Enterprises Sublicensees (including subsidiaries, affiliates, employees, officers, directors, or agents) pursuant to Section 3.02 hereof.

                  ARTICLE VII.  REPRESENTATIONS AND WARRANTIES

     Section 7.01 Absence of Other Warranties and Representations. Other than as specifically set forth herein, neither Party, nor any of their Subsidiaries makes any representations or warranties including, without limitation, any statement with respect to the validity, enforceability or coverage of the ITT Name and ITT Marks, with or without respect to the ITT Industries Business or the ITT Industries Expanded Business.

                       ARTICLE VIII.  DISPUTE RESOLUTION

     Section 8.01 Disputes. The general counsels of the relevant parties shall negotiate in good faith for a reasonable period of time to settle any:

          (a) dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, non-performance or validity of this License Agreement or otherwise arising out of, or in any way related to this License Agreement, including, without limitation, any claim based on contract, tort, statute or constitution (collectively, "Agreement Disputes"); or

          (b) any breach of any provision of this License Agreement by ITT Enterprises or ITT Enterprises Sublicensees, other than a Change of Control as set forth in Section 5.01 or by Licensor, provided the breach has not been cured within ninety (90) days after receipt of notice of such breach ("Uncured Breach").

     Section 8.02 Arbitration. If after such reasonable period such general counsel are unable to settle such Agreement Dispute or Uncured Breach (and in any event after 60 days have elapsed from the time the relevant parties began such negotiations), such Agreement Dispute or Uncured Breach shall be determined, at the request of any relevant party, by arbitration conducted in New York City, before and in accordance with the then-existing Rules for Commercial Arbitration of the American Arbitration Association (the "Rules"), and any judgment or award rendered by the arbitrator shall be final, binding and nonappealable (except upon grounds specified in 9 U.S.C. Section 10(a) as in effect on the date hereof), and judgment may be entered by any state or Federal court having jurisdiction thereof in accordance with Section 9.14 hereof. Unless the arbitrator otherwise determines, the pre-trial discovery of the then-existing Federal Rules of Civil Procedure and the then-existing Rules 46 and 47 of the Civil Rules for the United States District Court for the Southern District of New York shall apply to any arbitration hereunder. Any controversy concerning whether an Agreement Dispute or an Uncured Breach is an arbitrable Agreement Dispute, whether arbitration has been waived, whether an assignee of this License Agreement is bound to arbitrate, or as to the interpretation of enforceability of this Article shall be determined by the arbitrator. The arbitrator shall be a retired or former judge of any United States District Court or Court of Appeals or such other qualified person as the relevant parties may agree to designate, provided such individual has had substantial professional experience with regard to settling sophisticated commercial disputes. The Parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. The designation of a situs or a governing law for this License Agreement or the arbitration shall not be deemed an election to preclude application of the Federal Arbitration Act, if it would be applicable. In his award the arbitrator shall allocate, in his discretion, among the Parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the Parties. The undersigned agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules. The arbitrator shall be entitled, if appropriate, to award any remedy in such proceedings, including, without limitation, monetary damages, specific performance and all other forms of legal and equitable relief; provided, however, the arbitrator shall not be entitled to award punitive damages.

     Section 8.03 Injunctions. In the event the Arbitrator should find that ITT Enterprises or the ITT Enterprises Sublicensees or Licensor have breached this License Agreement, then the Arbitrator may order specific performance of the provisions so breached. Should ITT Enterprises or the ITT Enterprises Sublicensees or Licensor not so specifically perform, then the Parties recognize that the damage caused thereby to either Party would be irreparable and not adequately compensable by monetary damages, and that either Party may immediately seek and be entitled to an injunction by a Federal Court having jurisdiction thereof, without the requirement of posting a bond or other security.

                           ARTICLE IX.  MISCELLANEOUS

     Section 9.01 Complete Agreement; Construction. This License Agreement, including the Exhibits, together with the Distribution Agreement, and the other Ancillary Agreements (as defined in the Distribution Agreement) shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this License Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this License Agreement as it relates to the ITT Name and ITT Marks, and the provisions of the Distribution Agreement or the IP Agreement, this License Agreement shall control.

     Section 9.02 Counterparts. This License Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other party.

     Section 9.03 Survival of Agreement. Except as otherwise contemplated by this License Agreement, all covenants and agreements of the Parties contained in this License Agreement shall survive the Distribution Date.

     Section 9.04 Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the Parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

     To Licensor:

     ITT Corporation
     1330 Avenue of the Americas
     New York, NY 10019

     Attn: General Counsel

     To ITT Manufacturing Enterprises, Inc.:

     ITT Manufacturing Enterprises, Inc.
     1105 North Market Street
     Suite 1217
     Wilmington, Delaware 19801

     with copy to:

     ITT Industries, Inc.
     4 West Red Oak Lane
     White Plains, NY 10604

     Attn: General Counsel

     Section 9.05 Waivers. The failure of either Party to require strict performance by the other Party of any provision in this License Agreement will not waive or diminish that Party's right to demand strict performance thereafter of that or any other provision hereof.

     Section 9.06 Amendments. This License Agreement may not be modified or amended except by an agreement in writing signed by the Parties.

     Section 9.07 Assignment. This License Agreement shall not be assignable, in whole or in part, directly or indirectly, by ITT Enterprises except to ITT Industries without the prior written consent of Licensor, and any attempt to assign any rights or obligations arising under this License Agreement without such consent shall be void. This License Agreement may be assigned by Licensor to ITT Destinations or any other company which hereafter owns the ITT Marks and ITT Name.

     Section 9.08 Successors and Assigns. The provisions of this License Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

     Section 9.09 Termination. This License Agreement may be terminated at any time prior to the Distribution by and in the sole discretion of Licensor without the approval of ITT Enterprises or the shareholders of Licensor. In the event of such termination, no party shall have any liability of any kind to any other party.

     Section 9.10 Subsidiaries. ITT Enterprises hereby guarantees the performance of the ITT Enterprises Sublicensees under the terms and conditions of this License Agreement.

     Section 9.11 Third Party Beneficiaries. This License Agreement is solely for the benefit of the Parties hereto and the ITT Enterprises Sublicensees and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this License Agreement.

     Section 9.12 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     Section 9.13 Governing Law. This License Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that State.

     Section 9.14  Consent to Jurisdiction.  Without limiting the provisions of
Article VIII hereof each of the Parties irrevocably submits to the jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section
9.14. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this License Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum.

     IN WITNESS WHEREOF, the Parties have caused this License Agreement to be duly executed as of the day and year first above written.

                                          ITT CORPORATION

                                          By /s/ RICHARD S. WARD
                                            ------------------------------------
                                          Name:    Richard S. Ward
                                          Title:   Executive Vice President and
                                               General Counsel

                                          ITT MANUFACTURING ENTERPRISES, INC.

                                          By /s/ VINCENT A. MAFFEO
                                            ------------------------------------
                                          Name:    Vincent A. Maffeo
                                          Title:   Attorney-in-Fact

                                   EXHIBIT A1

                           ITT DESTINATIONS BUSINESS

I.     Hospitality, Entertainment and Gaming
       A.   Scope of Business:
            Hospitality, entertainment and gaming services, facilities, and content of all types including, sports teams and franchises, television, theatrical studios, networks, broadcasting, arenas, theaters and other performance facilities, television programs, resort and destination facilities, hotels, gaming operations, lodging, transportation, and related marketing, distribution, promotion, advertising and licensing.
       B.   Major Businesses and Service Groupings
            1.   ITT Sheraton and Ciga S.p.A. Hotels
                 a.   Hotel operations
                      (1)  reservation services
                      (2)  national marketing
                      (3)  promotional services
                 b.   Hotel management
                 c.   Hotel ownership
            2.   Caesars World, Inc.
                 a.   resorts/hotels
                 b.   casinos/gaming operations
                 c.   merchandising of Caesars branded products (fragrances, clothing, accessories, gift items w/Caesars' name)
            3.   Madison Square Garden
                 a.   New York Knicks
                      (1)  ticket revenues
                      (2)  merchandising
                 b.   New York Rangers
                      (1)  ticket revenues
                      (2)  merchandising
                 c.   Madison Square Garden Arena
                      (1)  sports events
                      (2)  concerts
                      (3)  family shows
                      (4)  trade shows -- conventions
                 d.   The Paramount Theater
                 e.   WNYC-TV (Nationally broadcast business and sports TV station in a joint venture with Dow Jones)
                 f.   Supply and distribution of television programming for cable
                 g.   Rights to New York Yankees' games
                 h.   MSG Network-Advertiser supported cable television entertainment program service

II.    Information Services
       A.   Scope of Business
            Information services, facilities, and content, in connection with information training and educational services, electronic and print publication of informational and educational materials, collection, creation, production, compilation, storage and translation of informational and educational materials.
       B.   Major Businesses and Services Groupings
            1.   ITT World Directories, Inc.
                 a.   publishing traditional telephone directories internationally
                 b.   contracts for the publication of telephone directories with monopoly providers of telecommunications services
            2.   ITT Educational Services, Inc.
                 a.   ITT Technical Institutes
III.   Closely Related Businesses:
       A.   Acquisition, management, ownership and operation of:
            1.   Entertainment services, facilities and content of all types, including, without limitation: sports teams and franchises, television, theatrical studios, networks, broadcasting, theme parks, arenas, theaters and other performance facilities, musical recordings, merchandising, movies, television programs, magazines, electronic entertainment, interactive media and related marketing, distribution, promotion, advertising and licensing;
            2.   Hospitality, tourism, recreation and gaming services, including, without limitation, resort and destination facilities, services, hotels, gaming operations, lodging and transportation; and
            3.   Information services facility and content, including, without limitation
                 a.   training and educational services, electronic and print publication of informational and educational materials;
                 b.   collection, creation, production, compilation, storage and transmission, including interactive services, of informational and educational materials;
                 c.   commercial communication equipment, services and facilities including, without limitation, telecommunications, satellites, cable and all other storage, access and transmission means.

                                   EXHIBIT A2

                             ITT HARTFORD BUSINESS

A.   ITT Hartford is engaged in:
     1.   All lines of property and casualty insurance
     2.   All lines of life company business, including without limitation all lines of life, disability, health, stop-loss and special risk (accidental death and dismemberment, blanket lines, and Medicare Supplements) insurance and annuities (the "Life Company
          Business")
     3.   Ceded and assumed reinsurance in all lines of property and casualty insurance and life
          Company Business
     4.   The following services related to property and casualty insurance and Life Company
          Business and reinsurance:
          a.   Underwriting
          b.   Loss control
          c.   Premium collection, audit and financing
          d.   Actuarial
          e.   Administrative (including without limitation, benefit plan administration and consulting)
          f.   Claim administration (including without limitation, processing)
          g.   Reinsurance consulting
          h.   Catastrophe evaluation
          i.   Reinsurance and insurance market research and assistance
          j.   Runoff of liabilities for discontinued insurance operations
          k.   Servicing or administration of voluntary and residual market plans, pools and other residual market mechanisms
          l.   Establishing and maintaining risk retention and purchasing group
          m.   Insurance-related information management
     5.   Surety and fidelity/burglary bonds including, but not limited to, contract, miscellaneous and financial guarantee bonds and credit insurance.
     6.   The providing of investment advisory services to mutual funds and/or the operation of mutual funds and/or any other pooled investment vehicles and/or the distribution of interests in such funds or other vehicles
B.   Closely Related Businesses:
     1.   Any insurance-related business permitted to be conducted by a company under applicable regulatory authority and any other business which may only be conducted by companies regulated by the applicable insurance regulatory authorities
     2.   Investment banking activities, including but not limited to the underwriting of securities and stock brokerage activities

                                   EXHIBIT A3

                            ITT INDUSTRIES BUSINESS

1.     Automotive Group
       A.   Scope of Business: Supplier of systems and components to automotive vehicle manufacturers worldwide and related automotive aftermarket products
       B.   Major Automotive Product/Service Groupings:
            1.   Brake and Chassis Systems
                 (a)  antilock brake systems and components
                 (b)  traction control system and components
                 (c)  chassis systems and components
                 (d)  foundation brake system and components
                 (e)  fluid handling systems and components
                 (f)  shock absorbers
                 (g)  brake activation systems and components
                 (h)  friction products
            2.   Body and Electrical Systems
                 (a)  electric motors and motor controllers
                 (b)  wiper system and components
                 (c)  activator systems and components
                 (d)  switches and lamps
                 (e)  body hardware
                 (f)  seat sub-systems
                 (g)  precision die cast products
                 (h)  structural stampings
                 (i)  door systems and components
                 (j)  air management systems and components
                 (k)  modular chassis systems
            3.   Front and Rear Corner Modules
                 (a)  brake sub-systems and components
                 (b)  suspension sub-systems and components
                 (c)  bearings
                 (d)  complete axle assemblies and sub-assemblies
                 (e)  vehicle stability management systems and components
                 (f)  steering systems and components
II.    Defense & Electronics Group
       A.   Scope of Business: Develop, manufacture and support high technology electronic systems and components specifically designed for military and defense application on a worldwide basis.
       B.   Major Products/Service Groupings for Military and Defense Application:
            1.   communications systems, equipment, and components:
                 (a)  military communications equipment;
                 (b)  tactical radios and components;
                 (c)  air traffic control radio equipment;
                 (d)  networking equipment;
                 (e)  air traffic control radio equipment;
                 (f)  switches;
                 (g)  military "Private Mobile Radio" equipment;
                 (h)  communications software;
                 (i)  wireless LANS;

                 (j)  tactical data systems and components;
                 (k)  communications security devices and software;
                 (l)  computer security products;
                 (m)  INFOSEC products;
                 (n)  biometric authentication products;
                 (o)  speech and speaker recognition, identification and verification systems and components;
                 (p)  communication intelligence workstation components and subsystems;
                 (q)  language and dialect identification products;
                 (r)  Communications-Navigation-Identification systems and components;
                 (s)  secure voice/data communications systems and components;
                 (t)  command and control systems and components;
                 (u)  communications and signal intelligence systems and components;
                 (v)  satellite payload systems and components;
                 (w)  military "Personal Communications Services" radios
            2.   electronic warfare systems including:
                 (a)  Advanced Threat Radar Jammar and components;
                 (b)  Airborne Self-Protection Jammer and components;
                 (c)  electronic countermeasures and counter-countermeasures systems and components;
                 (d)  decoy systems and components;
                 (e)  electro-optical and infrared systems and components;
            3.   night vision devices incorporating image intensifiers including:
                 (a)  infantrymen's night vision devices and components;
                 (b)  aviator's night vision devices and components;
                 (c)  image intensifier tubes;
                 (d)  night vision weapon sights and components;
                 (e)  special purpose photosensitive devices;
                 (f)  vehicle mounted night vision devices and components;
            4.   radar systems including:
                 (a)  shipboard radars and components;
                 (b)  air-traffic radars and components;
                 (c)  coastal defense radars and components;
                 (d)  transmit/receive modules;
                 (e)  bistatic radar systems and components;
            5.   space payload products including:
                 (a)  navigation payloads;
                 (b)  meteorological instruments;
                 (c)  suites of meteorological and navigation instruments;
                 (d)  RF/microwave/millimeter wave sensor systems and components;
                 (e)  control segment integration software;
            6.   navigation systems including:
                 (a)  global positioning satellite systems and components;
                 (b)  TACAN systems and components;
                 (c)  tactical navigation systems and components;
            7.   semiconductor IC devices:
                 (a)  Gallium Arsenide integrated circuits;
                 (b)  MMIC products;

                 (c)  RF products;
                 (d)  Silicon based integrated circuit semiconductor devices;
            8.   connectors and cable assemblies
       C.   Defense and Electronics Products for Commercial Application
            1.   night vision devices incorporating image intensifiers:
                 (a)  personal image identifier night vision devices and components;
                 (b)  commercial image intensifier tubes;
                 (c)  vehicle-mounted image identifier night vision devices and components;
                 (d)  Retinitis Pigmentosa image intensifier night vision devices and components;
            2.   Manufacture of Gallium Arsenide semiconductor IC devices and circuits
            3.   biometric authentication products
            4.   speech and speaker recognition, identification and verification systems and devices
            5.   language and dialect identification products
            6.   Security Access Control Systems for accessing computer systems having application in computer and financial networks
            7.   global positioning satellite products
            8.   connectors and cable assemblies
            9.   integrated circuit cards and components
            10.  switches
       D.   Services:
            1.   Gallium Arsenide discrete and integrated circuit design and foundry services.
            2.   System integration, engineering, maintenance and repair of radar systems, military and government communications and information systems, and electronic warfare systems.
            3.   Current principal business lines* of ITT Defense, Inc. and ITT Federal Services
                 Corporation, including, but not limited to, management and operation of:
                 a.   military base operations support, equipment and maintenance and training services;
                 b.   U.S. Government Job Corps Program Centers, including administration, placement, recruiting and training;
                 c.   space and missile support operations and facilities;
                 d.   system integration engineering and management of satellite payloads;
                 e.   commercial satellite launch facilities;
                 f.   government and semi-government sponsored training services; and
                 g.   other current businesses of ITT Federal Services Corporation.
            *Any overlap or commonality with the businesses in ITT Destinations Business will coexist.
III.   Fluid Technology Group
       A.   Business: Engaged in the design, development, production, marketing and sale of products, systems and services used to move, handle, transfer, control and contain fluids. The principal markets are water and wastewater treatment, industrial and process, and construction. The other markets consist of chemical processing, pharmaceutical and biotech sectors, selected segments of oil and gas and mining markets, HVAC, commercial and leisure marine aerospace and power industry markets.
       B.   Major Product/Service Products:
            1.   Pump products including drivers, controllers, accessories and components thereof for use in the markets specified in IIIA above.
            2.   Mixer products including drivers, controllers, accessories and components thereof for use in the markets specified in IIIA above.

              3. Valve products including drivers, actuators and components thereof for use in the markets specified in IIIA above.
              4. Instrument and control products including drivers, actuators, sensors, microprocessors, accessories and components thereof for use in the markets specified in IIIA above.
              5. Regulators, transducers, seals including drivers, actuators, sensors, microprocessors, accessories and components thereof for use in the markets specified in IIIA above.
              6. Boiler and condensate equipment and products including drivers, controllers, accessories and components thereof for use in the markets specified in IIIA above.
              7. Switches including actuators, sensors, controllers, and components thereof for use in the markets specified in IIIA above.
              8. Heat transfer products and components thereof for use in the markets specified in
                 IIIA above.
              9. Lighting and sanitary products and components thereof for use in markets specified in IIIA above.
             10. Software programs for the selection and design of above specified products.
  IV.  Closely Related Businesses:
         A. Transportation Products: The design, manufacture, sale, marketing and servicing of OEM and aftermarket automotive, truck, train and other such transportation products.
         B. Fluid Products: The design, manufacture, sale, marketing and servicing of fluid handling products related to the types of products/service products set out in III B above.
         C. Military and Defense Products/Services: The design, manufacture, sale, marketing and servicing of products, systems and operations specially designed for the military and defense application.
         D. Components: The design, manufacture, sale, marketing and servicing of components consisting of connectors, cable assemblies, integrated circuit cards and components thereof, and switches.

                                   EXHIBIT B

                                   [ITT LOGO]

                                   EXHIBIT C

                       ITT INDUSTRIES, INC. COMPANY NAMES

ITT Industries, Inc.
ITT Fluid Technology Division
ITT Flygt Limited (Australia)
ITT Aerospace Controls Division
ITT Controls and Instruments Division
ITT Fluid Technology International, Inc.
ITT Fluid Tech S.A. de C.V. (Mexico)
ITT Fluid Technology Asia Pte. Ltd. (Singapore)
ITT Fluid Transfer Division
ITT Flygt Corporation
ITT Flygt Ltd. (Japan)
ITT FTC Manufacturing Division
ITT Grindex U.S. Pump Division
ITT Automotive Inc.
ITT AES Enterprises, Inc.
ITT Automotive Electrical Systems, Inc.
ITT Automotive Division
ITT Autowize Distribution Centers, Inc.
ITT Hancock Industries, Inc.
ITT Higbie Manufacturing Co.
ITT Thompson Industries Inc.
ITT Industries of Canada Ltd.
ITT A-C Pump Canada Division
ITT Automotive Division
ITT Barton Instruments Division
ITT Cannon Division
ITT Engineered Valves-Canada Division
ITT Fluid Products Canada Division
ITT Flygt Division
ITT Standard Division
ITT Datacommunications Limited
ITT Defense & Electronics, Inc.
ITT Cannon, Inc.
ITT Cannon Division
ITT Pomona Division
ITT DCD Saudi Arabia, Inc.
ITT Defense, Inc.
ITT Aerospace Communications Division
ITT Avionics Division
ITT Defense Division
ITT Electro-Optical Products Division
ITT Gallium Arsenide Tech Center Division
ITT Gilfillan Division
ITT Semiconductors Division
ITT Defense International, Inc.
ITT Federal Services Corporation
ITT Antarctic Services Corporation
ITT Arctic Services Corporation
ITT Commercial Services Corporation

ITT Employment and Training Systems Corporation
ITT Federal Electric GmbH
ITT Federal Electric International Espana
ITT Federal Services Inc.
ITT Federal Services International Inc.
ITT Job Training Services Corporation
ITT Gilfillan Inc.
ITT Schadow Inc.
ITT Cannon, Ltd.
ITT Auto Hungary KFT
ITT Automotive Czech Republic
ITT Composants et Instruments
ITT Teves Division
ITT Flygt AB
ITT Flygt Ltd. (UK)
ITT Flygt A/S
ITT Flygt GmbH
ITT Flygt Ltd. (Ireland)
ITT Flygt B.V. (Netherlands)
ITT Flygt Kft. (Hungary)
ITT Flygt Sp. Z.O.O. (Poland)
ITT Flygt NV/SA (Belgium)
ITT Flygt SA (France)
ITT Flygt SPA (Italy)
ITT Flygt SV
ITT Automotive Europe
ITT Reiss International
ITT Automotive Italy
ITT Automotive Spain
ITT Industrie-Beteiligungs
ITT Cannon GmbH
ITT Flygt Pumpen GmbH
ITT Flygt Werk GmbH
Deutsche ITT Industries
Deutsche ITT Industries Unterstutzungs
ITT Semiconductors Far East
ITT Industries Limited
ITT Barton Division
ITT Cannon U.K. Division
ITT Defence Limited
ITT Defence U.K. Division
ITT Jabsco Ltd.
ITT Switches (UK) Limited
ITT Community Development Corporation
ITT Community Realty
ITT Land Corporation
ITT Industries Belgium
ITT Manufacturing Enterprises, Inc.
ITT Hancock de Mexico
ITT South Florida Development Corporation
ITT Transportation Distribution Services
ITT-Sheng JIA Automotive Electric Systems, Co., Ltd.
ITT Industries (China) Investment Company, Limited

                                   EXHIBIT DI

ITT INDUSTRIES, INC. GUIDELINES
PERMITTED MANNER OF
USE ITT NAME

THE CORPORATE NAME

     The corporate name includes the letters "ITT", which are licensed under the Trade Name and Trademark License Agreement to ITT Manufacturing Enterprises, Inc. ("ITT Enterprises") dated November 1, 1995. Under the terms of the Agreement, ITT Enterprises has certain rights to grant sublicenses to use the ITT Name (as defined therein) to its parent ITT Industries, Inc. and the ITT Industries' Subsidiaries (e.g., ITT Automotive, Inc.). These guidelines are provided to ensure proper use of "ITT" as part of the legal or corporate name and the popular or trade name in accordance with the terms of that Agreement.

     There are two versions of the corporate name: the legal version and the popular version.

LEGAL OR CORPORATE NAME

     The legal (or corporate) name of the parent corporation is "ITT Industries, Inc.". The legal names of all other ITT Industries, Inc. entities authorized to use the letters "ITT" are listed in Exhibit C to the Agreement. No abbreviations or other modifications of these names are permitted when use of the corporate name is required.

     The applicable corporate name and relevant address is required on all letterheads and other documents that can create legal commitments or obligations with third parties, such as order forms, bills of sale, invoices, form contracts and agreements, sales brochures and the like. The corporate name of the parent may also be used on subsidiary letterheads and other forms when the words "ITT Industries, Inc." would aid in the communication and clarification of corporate parentage.

     Under no circumstances should the ITT logo (ITT) be used as part of the company or trade name.

POPULAR NAME

     The popular (or trade) name of the parent corporation is "ITT Industries". The popular (or trade) name of ITT Automotive, Inc., is "ITT Automotive". Similar adaptations may be applied to other divisions and subsidiaries of ITT Industries, Inc. "ITT" must not be used as the Popular or trade name. Again, no periods or abbreviations are used.

     These popular (or trade) names may be used in all instances where the legal name of the corporation is not required.

TYPE FACE AND SIZE OF LEGAL AND POPULAR NAMES

     When the letters "ITT" are used as part of the corporate or trade name, they must be set in the same type face as the other letters or words in the full name. The "ITT" portion of any such use must be separated from the remaining portion of the name by at least a normal "word space". The first letter of the words of the name, other than "ITT", must be of the same size as "ITT". Either all caps or upper and lower case may be used. Except in the case of text material where standard typefaces may be used, the lower case portion of the words must be at least two-thirds the size of the capital letters. Examples are as follows:

     ITT INDUSTRIES
     ITT AUTOMOTIVE

     ITT INDUSTRIES
     ITT AUTOMOTIVE

USE OF THE ITT NAME IN TEXT

     Standard formats for letterheads, envelopes, and business cards are discussed below. The examples represent the relationships between ITT Industries and its subsidiaries, divisions, and operations in the clearest, simplest, most straightforward manner. It is preferable to identify the relevant corporate legal entity on the upper right of a letterhead, but if necessary the placement may be varied so long as the corporate entity is readily identifiable.

     The ITT Logo or ITT Industries Design Mark should not be used in text to indicate corporate identity, e.g.

     Correct: Now, ITT Industries initiative has eliminated the problem.

     Wrong: Now, ITT Industries initiative has eliminated the problem.

     The ITT name or logo should never be used as part of a coined word.

     Correct: RELIABILITY from ITT Industries

     Wrong: RELIABILITTY from ITT Industries

     Correct: ITT INDUSTRIES COMMITMENT

     Wrong: CommITTment of ITT Industries

     The ITT Logo and the ITT Industries Design Mark are trademarks that must be used as specified in the applicable Graphic Standards Manuals. Those Logos (or any portion thereof) should never be used to replace the letters "ITT" in an official corporate or popular name:

     Correct: ITT Industries, Inc.

     Wrong: ITT Industries, Inc.

     Correct: ITT Name Division

     Wrong: ITT Name Division

     Correct: ITT Name Corporation

     Wrong: ITT Name Corporation

     Under no circumstances should a corporate or popular name be set in a typeface that looks similar to that of the ITT Logo or the ITT Industries Design Mark.

TITLES

     Business cards and items that include the ITT Name must use the applicable full entity name listed in Exhibit C to the Agreement.

PROPER CORPORATE NAME AND LOGO PLACEMENT

     The unit name may be placed beneath the ITT Logo or ITT Industries Design Mark where necessary due to space requirements.

     In connection with the types of usage referenced above, when ITT is part of a unit's name, the ITT Logo or ITT Industries Design Mark should be placed at the opposite end of the signature for better visual presentation.

CONFLICTING TRADEMARK OR LOGOTYPES

     Never connect the ITT Logo or the ITT Industries Design Mark with a unit name or the ITT Name in such a manner as to create a new combination.

SIZE RELATIONSHIP WITH LOGOS

     When the ITT Logo is used with a subsidiary, division or operation name, the capital letters in such unit names should never be larger than two-thirds the height of the Logo.

     *The ITT Logo has been used in these Guidelines for illustrative purposes.

                                   EXHIBIT E

                       ITT INDUSTRIES MAJOR SUBSIDIARIES

Automotive, Inc.
Flygt Holdings Pty Limited
ITT Canada Limited
ITT Defense & Electronics, Inc.
ITT Industries Limited
ITT Automotive Europe

                                                                      INDUSTRIES

                                   EXHIBIT F

                   SUBLICENSEE ACKNOWLEDGEMENT AND AGREEMENT

     SUBLICENSEE ACKNOWLEDGEMENT AND AGREEMENT ("Agreement") dated as
of            between             , a            ("ITT Enterprises
Sublicensee"), ITT Manufacturing Enterprises, Inc., a Delaware corporation ("ITT Enterprises") with a principal address at 1105 North Market Street, Suite 1217, Wilmington, Delaware 19801, and ITT Corporation, a Nevada corporation ("ITT Corporation") with a principal address at 1330 Avenue of the Americas, New York, New York 10019 (the "Parties").

     WHEREAS, ITT Corporation is the owner of the company and trade name "ITT" and the trademark and service mark "ITT", and of all rights worldwide in such name and marks and the goodwill associated therewith;

     WHEREAS, ITT Corporation is the owner of a Trade Name and Trademark License
Agreement dated             with ITT Enterprises ("License Agreement"), which
License Agreement is the sole source of rights for ITT Enterprises to use and to grant sublicensees to use the ITT Name and Marks (as defined in the License Agreement);

     WHEREAS, ITT Enterprises Sublicensee is desirous of obtaining from ITT Enterprises the right to use one or more of the ITT Name and/or Marks and ITT Enterprises is willing to grant such rights to ITT Enterprises Sublicensee under
Section 2.03 of the License Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual acknowledgements, agreements and covenants herein, the Parties hereto hereby agree as follows:

     1. ITT Enterprises has determined that ITT Enterprises Sublicensee qualifies as an ITT Enterprises Sublicensee, as that term is defined in Section 1.01(v) of the License Agreement.

     2. ITT Enterprises has prepared a written agreement pursuant to which ITT Enterprises Sublicensee is to be granted the right to use certain of the ITT Name and Marks ("Sublicense") as more fully set forth in said Sublicense.

     3. ITT Enterprises and ITT Enterprises Sublicensee acknowledge that the ITT Enterprises Sublicensee requires ITT Enterprises Sublicensee to comply with and observe the terms and conditions of the License Agreement, and ITT Enterprises Sublicensee covenants that it has read, understands and will comply with those terms and conditions.

     4. ITT Enterprises Sublicensee acknowledges its obligation to ITT Corporation to comply with the terms and conditions of the License Agreement, and acknowledges that ITT Enterprises and its parent ITT Industries, Inc., is guaranteeing to ITT Corporation ITT Enterprises Sublicensee's performance of those terms and conditions.

     5. ITT Enterprises Sublicensee further acknowledges that the rights granted to it under the Sublicense are 1) personal, non-assignable, non-transferable; 2) do not include the right to grant sublicenses, and 3) may be restricted or terminated pursuant to the terms of the License Agreement.

     6. ITT Corporation acknowledges ITT Enterprises Sublicensee's rights under the Sublicense, subject to the terms and conditions of the License Agreement and subject to this Agreement.

                                          --------------------------------------
                                          [ITT Enterprises Sublicensee]

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------
Date:
---------------------

                                          ITT MANUFACTURING
                                          ENTERPRISES, INC.

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------
Date:
---------------------
                                          ITT CORPORATION

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------
Date:
---------------------

                                          ITT INDUSTRIES, INC.

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------
Date:
---------------------